Exhibit 99.2

Boeing Director Shalikashvili Announces Retirement from Board

CHICAGO, Feb. 28, 2006 — Gen. John M. Shalikashvili, a Boeing director since 2000, has informed the Boeing board of directors that he will not stand for re-election when his term expires later this year.

Shalikashvili, 69, cited other business commitments and health reasons in his decision, said Boeing Chairman, President and CEO Jim McNerney. “Shali has a record of service and accomplishment that is truly distinguished, and serving alongside him on the Boeing board has been a privilege,” McNerney said. “He brought to Boeing great personal and professional strengths—common sense and an intuitive feel for what is right; a deep concern for people and their welfare; and a broad, deep understanding of global affairs. Our people and our business are better for having had the benefit of his service.”

Shalikashvili is retired chairman of the U.S. Department of Defense Joint Chiefs of Staff and former commander-in-chief of all U.S. forces in Europe. He served on the board’s audit and finance committees, and chaired its special programs committee.

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John Dern

312-544-2002